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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2002

Ticketmaster
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-25041 (Commission File Number)	95-4546874 (IRS Employer Identification No.)
3701 Wilshire Blvd., Los Angeles, California (Address of principal executive offices)		90010 (Zip Code)

Registrant's telephone number, including area code: (213) 639-6100

Item 5. Other Events.

        On January 28, 2002, the Registrant issued a press release announcing its results for the quarter and the year ended December 31, 2001. The full text of the press release, which is set forth in Exhibit 99.1 hereto, is filed and incorporated in this Report as if fully set forth herein, except for the following: (a) the second and fifth paragraphs under the heading "Ticketing Operations"; (b) the third sentence in the third paragraph and the fourth paragraph under the heading "Personals (Match.com and Affiliates)"; (c) the second and third paragraphs under the heading "City Guide and Evite"; and (d) the paragraph under the heading "Adoption of New Accounting Rules for Goodwill".

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 28, 2002
99.2	Revised Budget Estimates

Item 9. Regulation FD Disclosure

        The following are not filed but are furnished pursuant to Regulation FD: (a) the following portions of the text of the press release, appearing in Exhibit 99.1 hereto: (i) the second and fifth paragraphs under the heading "Ticketing Operations"; (ii) the third sentence in the third paragraph and the fourth paragraph under the heading "Personals (Match.com and Affiliates)"; (iii) the second and third paragraphs under the heading "City Guide and Evite"; and (iv) the paragraph under the heading "Adoption of New Accounting Rules for Goodwill"; and (b) the revised budget estimates appearing as Exhibit 99.2 hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2002	TICKETMASTER
	By:	/s/ JOHN PLEASANTS John Pleasants Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated January 28, 2002.
99.2	Revised Budget Estimates

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FORM 8-K
SIGNATURES
INDEX TO EXHIBITS